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                                                                   Exhibit 99.11

                         CONSENT OF INDEPENDENT AUDITORS





The Board of Trustees and shareholders
Keystone Tax Free Income Fund
(formerly Keystone America Tax Free Income Fund)



         We consent to the use of our report dated January 5, 1996, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.





                                                  KPMG Peat Marwick LLP


Boston, Massachusetts
January 30, 1996